Exhibit 10.2

Repurchase Option Agreement

This Repurchase Option Agreement (this “Agreement”) is executed as of October 8, 2019 (the “Effective Date”) by and between Good Times Restaurants Inc. (the “Company”) and Boyd E. Hoback (“Hoback”). The Company and Hoback are each a “Party,” and collectively are the “Parties,” to this Agreement.

WHEREAS, Hoback currently holds 119,605 shares of the common stock of the Company, par value $0.001 (the “Common Stock”) and the other equity interests or related rights described herein;

WHEREAS, Hoback desires to exercise all rights he has to acquire shares of Common Stock and to obtain the right sell such shares of Common Stock as described herein; and

WHEREAS, by its execution hereof, the Company authorizes and approves the grant of an option and other rights and transactions as described herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, the Parties agree as follows:

1.	RSUs and Options. On the Effective Date:

a.	The Parties agree that all unvested Restricted Stock Units granted to Hoback under the Company’s 2008 Omnibus Equity Incentive Compensation Plan or its 2018 Omnibus Equity Incentive Compensation Plan (together, the “Incentive Plans”) shall vest as of the Effective Date and that, in respect of all such newly vested Restricted Stock Units, Hoback shall receive 40,697 shares of Common Stock in settlement thereof; and

b.	The Parties agree that all unvested stock options granted to Hoback under the Plans shall vest as of the Effective Date.

c.	Hoback is exercising, through a cashless exercise, all stock options he holds to acquire shares, of Common Stock at an exercise price of less than $1.75 per share, in exchange for 2,413 shares of Common Stock. For the avoidance of doubt, all Incentive Stock Options and Non-qualified Stock Options Hoback holds having an exercise price of more than $1.75 per share of Common Stock are fully vested as of the date of this Agreement and the exercise prices and terms of such Options are being kept in full force by the Company pursuant to their original terms.

2.	Option. Subject to the provisions of Section 8, the Company hereby grants Hoback the right to sell to the Company up to 43,110 shares of Common Stock at a price per share of $1.75 (the “Option”). The Option shall be exercised by delivering written notice to the Company (x) indicating that Hoback intends to exercise the Option, (y) number of shares which Hoback is then selling to the Company and (z) reaffirming each of the representations set forth in Section 6 as if made as of the date of such notice, which notice must be received by the Company no later than the close of business on January 3, 2020. If notice is not timely delivered, the Option shall expire. The Option is non-transferable. The Option may only be exercised in connection with one sale of shares Common Stock to the Company at one time (i.e., it may not be exercised more than once). Upon the exercise of the Option:

a.	Hoback shall deliver any shares of Common Stock held in certificated form to the Company with a fully executed stock power within 5 business days after the date the Option is exercised. Hoback shall direct the Company’s transfer agent to reflect the transfer of any shares of Common Stock held in electronic book entry form to the Company within 2 business days after the Option is exercised.

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b.	The Company shall pay to Hoback by check or by wire transfer of immediately available funds the price of $1.75 per share of Common Stock sold to the Company under the Option within 3 business days after the Company’s receipt of the shares being transferred. The Company may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as such party, as applicable, determines in good faith that it is required to withhold or deduct under the Internal Revenue Code of 1986, as amended, or any provision of applicable state or local tax law with respect to the making of such payment. Any such amounts so withheld by the Company shall be timely remitted to the appropriate governmental entity and shall be treated for all purposes of this Agreement as having been paid to Hoback.

3.	No Further Equity Rights. As a result of the transactions described in Section 1 and the shares of Common Stock previously held by Hoback, the parties agree that Hoback owns, beneficially or of record, (a) 162,715 shares of Common Stock (“Owned Shares”) and (b) the options set forth on Exhibit A hereto (which are subject to the exercise prices and expiration dates set forth thereupon), in each case as of close of business on the Effective Date. Hoback agrees that, except for the Owned Shares, the options set forth on Exhibit A, and for his rights under that certain Separation Agreement, dated as of the date hereof by and between Hoback and the Company, Hoback has no further equity or similar interest in the Company, and hereby disclaims all other rights to any Common Stock, restricted stock, other equity securities, options (whether issued under the Incentive Plans or any other plan), Restricted Stock Units (whether issued under an Incentive Plan or otherwise), phantom equity rights, bonus rights, or any other rights to, or options to acquire or dispose of, any equity security or compensation right based on the equity value of the Company.

4.	Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

5.	Approval. The Company hereby authorizes and approves the transactions hereunder.

6.	Hoback Representations. Hoback hereby represents as follows:

a.	Hoback is a sophisticated party.

b.	Hoback has full right, title and interest (legal and beneficial) in and to the Equity Interests, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Equity Interests in accordance with this Agreement, The Company will acquire full ownership of the Equity Interests, free and clear of all liens, pledges, security interests, charges, claims, or encumbrances of any kind.

c.	Hoback has had an opportunity to review with Hoback’s tax advisers the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Hoback understands that Hoback (and not the Company) shall be responsible for Hoback’s tax liability and any related interest or penalties that may arise as a result of the transactions contemplated by this Agreement.

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d.	Hoback understands that there may be a disparity in the price being paid for the Equity Interests hereunder and the price that may be achievable in sales on the applicable public securities exchange and Hoback is proceeding with the transactions hereunder notwithstanding such potential disparity in pricing.

7.	Company Representations. The Company hereby represents as follows:

a.	The Company is duly organized and validly existing under the laws of the state of Nevada.

b.	The Company has the absolute and unrestricted right, power, and authority to enter into and perform its obligations under this Agreement.

c.	Upon execution hereof by Hoback the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action.

8.	Lender Approval. The parties hereto acknowledge and agree that the credit facilities to which the Company is a party may prohibit the Company’s repurchase of shares of Common Stock pursuant to the Option. The Company shall use its best efforts to cause such prohibition to be waived as promptly as possible and the Company’s obligation to repurchase the shares shall continue until completed and Hoback shall have the right to retract the repurchase option at any time if not completed within 15 days of exercise of the Option

9.	Satisfaction of Employment Agreement terms. Hoback agrees that this Agreement, including the Option rights granted hereunder (subject to the limitations set forth herein), are in full satisfaction of any rights of Hoback to require a repurchase of his shares of Common Stock under Section 7(f) of his Employment Agreement dated September 27, 2016 in connection with the termination of Hoback’s employment with the Company, and that Hoback shall have no other rights (and the Company shall have no other obligations) in respect of any required purchase and sale of Company stock in connection with such termination of employment.

10.	Attorney’s Fees. Should one Party sue the other for a breach of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorney’s fees, costs of court, and litigation expenses, in addition to any other remedy.

11.	Severability. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision or term had never comprised part of this Agreement; and the remaining provisions and terms of this Agreement shall remain in full force and effect.

12.	Authority. Hoback expressly warrants and represents that Hoback: (i) is legally competent and authorized to execute and consummate the terms of this Agreement; (ii) is the sole legal owner of all right, title and interest in and to the Equity Interests; and (iii) has full right and authority to enter into this Agreement.

13.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, as applicable.

14.	Amendment and Waiver. No term or condition of this Agreement shall be deemed waived other than by a writing signed by the Party against whom the waiver is sought. A Party's failure to insist upon the other Party's compliance with any provision of this Agreement or to assert any right that a Party may have under this Agreement shall not be deemed a waiver of that provision or that right. Any written waiver shall operate only as to the specific term or condition waived. No amendment or modification of this Agreement shall be deemed effective unless stated in a writing signed by the Parties.

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15.	Entire Agreement. This Agreement constitutes the entire Agreement of the Parties with regard to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, with regard to the same subject matter.

16.	NO RELIANCE. NO PARTY IS RELYING ON ANY REPRESENTATION OR STATEMENT OF THE OTHER PARTY OUTSIDE OF THE TERMS OF THIS AGREEMENT; THE PARTIES HAVE ENTERED INTO THIS AGREEMENT BASED EACH ON THEIR SEPARATE, INDEPENDENT JUDGMENT.

17.	Governing Law and Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, unless preempted by federal law or otherwise stated in this Agreement. EXCLUSIVE VENUE OF ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE DENVER, COLORADO.

18.	Headings. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

19.	Construction. The Parties were each fully represented by counsel in negotiating this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any Party. As used herein, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

20.	Counterparts. This Agreement may be executed in multiple originals and/or counterparts, each of which shall be deemed an original for all purposes, but all such counterparts together shall constitute one and the same instrument.

NOTICES – PLEASE READ CAREFULLY BEFORE SIGNING BELOW:

UNDERSTANDING OF AGREEMENT: HOBACK HAS CAREFULLY READ THIS AGREEMENT INCLUDING ITS ADDENDA, AND INCLUDING THIS AND THE ABOVE NOTICES. HOBACK UNDERSTANDS AND ACCEPTS THE TERMS OF THIS AGREEMENT. HOBACK SIGNS THIS AGREEMENT FREELY AND VOLUNTARILY, BASED ON ITS EXPRESS TERMS.

THE SIGNATURE PAGE IS NEXT.

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BY EXECUTION OF THIS AGREEMENT, HOBACK ACKNOWLEDGES RECEIPT AND REVIEW OF THE ABOVE-WRITTEN NOTICES.

IN WITNESS WHEREOF, THE PARTIES, INTENDING TO BE LEGALLY BOUND BY THIS AGREEMENT, HAVE DULY EXECUTED THIS AGREEMENT, AS OF THE DATES INDICATED BELOW:

COMPANY:	GOOD TIMES RESTAURANTS INC.

141 Union Blvd. # 400 Lakewood, CO 80228	By:
	Name:	Geoff Bailey
	Title:	Chairman of the Board
	Date:	October 8, 2019

EXECUTIVE:
3058 Newton Street Denver, CO 80228
BOYD E. HOBACK
	Date:	October 8, 2019

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Exhibit A

Options

Options	Exercise Price	Expiration Date
4,550.6212	$3.45	November 6, 2019
45,696.0000	$2.31	January 2, 2023
44,000.0000	$2.48	November 21,2023
17,635.0000	$5.29	November 23, 2025
29,333.0000	$3.15	November 16, 2026
26,817.0000	$3.55	June 27, 2028
14,811.0000	$4.25	July 23, 2028
14,811.0000	$4.25	July 23, 2028
15,000.0000	$5.00	October 12, 2028
20,601.0000	$4.66	November 16, 2028

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